UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Rule 14a-12

CITIZENS FINANCIAL SERVICES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CITIZENS FINANCIAL SERVICES, INC.
15 South Main Street
Mansfield, Pennsylvania 16933-1590

March 15, 2006

Fellow Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Citizens Financial Services, Inc. The meeting will be held at the Tioga County Fairgrounds Main Building, 2258 Charleston Road, Wellsboro, Pennsylvania 16901, on Tuesday, April 18, 2006 at 12:00 p.m., local time.

The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we will report on the operations of the Company. Directors and officers of the Company, as well as representatives of S.R. Snodgrass, A.C., Certified Public Accountants, Citizens Financial Services, Inc.’s independent auditor, will be present at the annual meeting to respond to appropriate questions of our shareholders.

The Board of Directors of Citizens Financial Services, Inc. has determined that matters to be considered at the annual meeting are in the best interest of Citizens Financial Services, Inc. and its shareholders. It is important that your shares are represented at this meeting, whether or not you attend in person. Therefore, to make sure that your shares are represented, please sign and return the enclosed proxy card promptly. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

On behalf of the Board of Directors and all of the employees of Citizens Financial Services, Inc. and First Citizens National Bank, I thank you for your continued interest and support.

Sincerely yours,

Randall E. Black
Chief Executive Officer and President

CITIZENS FINANCIAL SERVICES, INC.
15 South Main Street
Mansfield, Pennsylvania 16933-1590

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 18, 2006

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Citizens Financial Services, Inc. (the “Company”) will be held at 12:00 p.m., local time, on Tuesday, April 18, 2006 at the Tioga County Fairgrounds Main Building, 2258 Charleston Road, Wellsboro, Pennsylvania, 16901, for the following purposes:

1.	To elect four Class 3 directors and one Class 1 director to serve for three-year terms and a two-year term, respectively, and until their successors are duly elected and qualified;

2.	To approve the Citizens Financial Services, Inc. 2006 Restricted Stock Plan;

3.	To ratify the appointment of S.R. Snodgrass, A.C., Certified Public Accountants, as independent auditor for the Company for the fiscal year ending December 31, 2006; and

4.	To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

NOTE: The Board of Directors is not aware of any other business to come before the meeting.

Record holders of the common stock of Citizens Financial Services, Inc. at the close of business on March 1, 2006 are entitled to receive notice of the annual meeting and to vote at the meeting and any adjournment or postponement of the meeting. The annual meeting may be adjourned to permit the Company to solicit proxies in the event that there are insufficient votes for a quorum or to approve any of the proposals at the time of the meeting. A list of shareholders entitled to vote at the annual meeting will be available at Citizens Financial Services, Inc., 15 South Main Street, Mansfield, PA 16933-1590, for a period of ten days prior to the annual meeting and will also be available at the annual meeting itself.

BY ORDER OF THE BOARD OF DIRECTORS,

Randall E. Black
Chief Executive Officer and President

March 15, 2006
Mansfield, Pennsylvania

IMPORTANT: The prompt return of proxies will save the Company the expense of further requests for proxies in order to ensure a quorum. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.

_____________________________________________________________________________________________

PROXY STATEMENT
OF
CITIZENS FINANCIAL SERVICES, INC.
_____________________________________________________________________________________________

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Citizens Financial Services, Inc., (the “Company”), a Pennsylvania business corporation headquartered at 15 South Main Street, Mansfield, Pennsylvania 16933-1590, to be used at the Annual Meeting of Shareholders. The Annual Meeting will be held at the Tioga County Fairgrounds Main Building, 2258 Charleston Road, Wellsboro, Pennsylvania 16901 on Tuesday, April 18, 2006 at 12:00 p.m., local time. This Proxy Statement and the enclosed proxy card are being first mailed on or about March 15, 2006 to shareholders of record as of March 1, 2006.

GENERAL INFORMATION ABOUT VOTING

Who Can Vote at the Meeting

You are entitled to vote your Citizens Financial Services, Inc. common stock only if the records of the Company show that you held your shares as of the close of business on March 1, 2006. As of the close of business on March 1, 2006, a total of 2,839,542 shares of common stock were outstanding. Each share of common stock has one vote.

Attending the Meeting

If you are the beneficial owner of Citizens Financial Services, Inc. common stock held by a broker, bank or other nominee (i.e., in “street name”), you will need proof of your ownership of such stock to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of common stock held in street name in person at the meeting, you must obtain a written proxy in your name from the broker, bank or other nominee who is the record holder of your shares.

Quorum and Vote Required

General. The annual meeting will be held only if there is a quorum. A quorum exists if a majority of the outstanding shares of common stock entitled to vote is represented at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Election of Directors. The Company’s Board of Directors currently consists of ten members. However, there is one vacancy on the Board that will be filled at this year’s annual meeting. At the meeting, shareholders will elect four directors to serve three-year terms and one director to serve a two-year term, giving the Board eleven members. In voting for the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. The term “plurality” means that the four nominees for Class 3 director receiving the largest number of votes cast will be elected as Class 3 directors, and the nominee for Class 1 director receiving the largest number of votes cast will be elected as a Class 1 director. Votes that are withheld and broker non-votes will have no effect on the outcome of the election.

Approval of 2006 Restricted Stock Plan. In voting for the Citizens Financial Services, Inc. 2006 Restricted Stock Plan, you may vote in favor of the proposal, against the proposal or abstain from voting. This proposal will be decided by the affirmative vote of a majority of the votes cast at the annual meeting by all shareholders entitled to vote thereon, assuming a quorum is present. On this matter, abstentions and broker non-votes will have no effect on the voting.

Ratification of Independent Auditor. In voting for the ratification of the appointment of S.R. Snodgrass, A.C., Certified Public Accountants, as independent auditors, you may vote in favor of the proposal, against the proposal or abstain from voting. This proposal will be decided by the affirmative vote of a majority of the votes cast at the annual meeting by all shareholders entitled to vote, assuming a quorum is present. On this matter, abstentions and broker non-votes will have no effect on the voting.

Voting By Proxy

The Board of Directors is sending you this Proxy Statement for the purpose of requesting that you allow your shares of Company common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of common stock represented at the annual meeting by properly executed and dated proxy cards will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

•	“FOR” THE ELECTION OF FOUR CLASS 3 DIRECTORS AND ONE CLASS 1 DIRECTOR TO SERVE FOR THREE-YEAR TERMS AND A TWO-YEAR TERM, RESPECTIVELY, AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED;

•	“FOR” APPROVAL OF THE CITIZENS FINANCIAL SERVICES, INC. 2006 RESTRICTED STOCK PLAN; AND

•	“FOR” RATIFICATION OF S.R. SNODGRASS, A.C., CERTIFIED PUBLIC ACCOUNTANTS, AS INDEPENDENT AUDITOR.

If any matter not described in this Proxy Statement is properly presented at the annual meeting, the persons named on the proxy card will use their own best judgment to determine how to vote your shares. The Company does not know of any other matters to be presented at the annual meeting.

You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy you must either advise the Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy, or attend the meeting and vote your shares in person. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

If your common stock is held in “street name,” you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this Proxy Statement.

IF YOU HAVE ANY QUESTIONS ABOUT VOTING, PLEASE CONTACT OUR JUDGE OF ELECTION, MATTHEW M. LUNDGREN, AT 800-326-9486.

CORPORATE GOVERNANCE

General

Citizens Financial Services, Inc. periodically reviews and revises its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports results with accuracy and transparency and maintains full compliance with the laws, rules and regulations that govern the Company’s operations.

Corporate Governance Guidelines

The Company has adopted corporate governance guidelines to govern certain activities, including:

1.	the duties and responsibilities of each director;
2.
 the composition, responsibilities and operation of the Board of Directors, to include director qualifications, director independence standards, director compensation, and director orientation and continuing education;

3.	the establishment and operation of board committees;
4.	succession planning;
5.	appointing an independent lead director and convening executive sessions of independent directors;
6.	the Board of Directors’ interaction with management and third parties; and
7.	the evaluation of the performance of the Board of Directors and of the chief executive officer.

Employee Code of Ethics

The Company and the Bank have adopted a Code of Ethics that is designed to ensure that the Company’s and Bank’s directors, executive officers and employees meet the highest standards of ethical conduct. The Code of Ethics requires that the Company’s and Bank’s directors, executive officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s and Bank’s best interest. Under the terms of the Code of Ethics, directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code.

As a mechanism to encourage compliance with the Code of Ethics, the Company has established a Whistleblower Policy to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters. This policy ensures that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner. The Whistleblower Policy also prohibits the Company from retaliating against any director, executive officer or employee who reports actual or apparent violations of the Code.

Governance and Nominating Committee Procedures

It is the policy of the Governance and Nominating Committee of the Board of Directors of the Company to consider director candidates recommended by shareholders who appear to be qualified to serve on the Company’s Board of Directors. The Governance and Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Governance and Nominating Committee does not perceive a need to increase the size of the Board of Directors. In order to avoid the unnecessary use of the Governance and Nominating Committee’s resources, the Governance and Nominating Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Shareholders

To submit a recommendation of a director candidate to the Governance and Nominating Committee, a shareholder should submit the following information in writing, addressed to the Chairman of the Governance and Nominating Committee in care of the Chief Executive Officer and President, at the main office of the Company:

1.	The name and address of the person recommended as a director candidate;

2.
All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

3.	The written consent of the person being recommended as a director candidate to be named in the proxy statement as a nominee and to serve as a director if elected;

4.
As to the person making the recommendation, the name and address, as they appear on the Company’s books, of such person; provided, however, that if the person is not a registered holder of the Company’s common stock, the person should submit his or her name and address along with a current written statement from the record holder of the shares that reflects the recommending person’s beneficial ownership of the Company’s common stock; and

5.	A statement disclosing whether the person making the recommendation is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s Annual Meeting of Shareholders, the recommendation must be received by the Governance and Nominating Committee at least 120 calendar days prior to the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting, advanced by one year.

Minimum Qualifications

  The Governance and Nominating Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. First a candidate must meet the eligibility requirements set forth in the Company’s Bylaws. A candidate also must meet any qualification requirements set forth in any Board or committee governing documents.

The Governance and Nominating Committee will consider the following criteria in selecting nominees: financial, regulatory and business experience; familiarity with and participation in the local community; integrity, honesty and reputation; dedication to the Company and its shareholders; independence; and any other factors the Governance and Nominating Committee deems relevant, including age, diversity, geographies, size of the Board of Directors and regulatory disclosure obligations.

In addition, prior to nominating an existing director for re-election to the Board of Directors, the Governance and Nominating Committee will consider and review an existing director’s Board and committee attendance and performance; length of Board service; experience; skills and contributions that the existing director brings to the Board; and independence.

Process for Identifying and Evaluating Nominees

The process the Governance and Nominating Committee follows when it identifies and evaluates individuals to be nominated for election to the Board of Directors is as follows:

Identification. For purposes of identifying nominees for the Board of Directors, the Governance and Nominating Committee relies on personal contacts of the committee and other members of the Board of Directors as well as its knowledge of members of the Bank’s local communities. The Governance and Nominating Committee will also consider director candidates recommended by shareholders in accordance with the policy and procedures set forth above. The Governance and Nominating Committee has not previously used an independent search firm in identifying nominees.

Evaluation. In evaluating potential nominees, the Governance and Nominating Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above. In addition, the Governance and Nominating Committee will conduct a check of the individual’s background and may interview the candidate.

STOCK OWNERSHIP

The following table sets forth, as of March 1, 2006, the name and address of each person who owns of record or who is known by the Board of Directors to be the beneficial owner of more than 5% of the Company’s outstanding common stock, the number of shares beneficially owned by such person and the percentage of the Company’s outstanding common stock so owned.
Name and Address	Number of Shares Beneficially Owned (1)	Percent of Outstanding Common Stock Beneficially Owned(2)
R. Lowell Coolidge Post Office Box 41 Wellsboro, Pennsylvania 16901	162,045	5.7%

(1)
The securities “beneficially owned” by an individual are determined in accordance with the definitions of “beneficial ownership” set forth in the general rules and regulations of the Securities and Exchange Commission and may include securities owned by or for the individual’s spouse and minor children and any other relative who has the same home, as well as, securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days after March 1, 2006. Beneficial ownership may be disclaimed as to certain of the securities.

(2)	Mr. Coolidge beneficially owns 128,244 shares individually, and his remaining 33,801 shares are held by his spouse.

The following table sets forth the information concerning the number of shares of Citizens Financial Services, Inc. common stock beneficially owned, as of March 1, 2006, by each present director, nominee for director, executive officer named in the compensation table set forth elsewhere herein and by all directors and executive officers as a group.

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class
Randall E. Black(2)	1,909	*
Kathleen M. Campbell	163	*
Larry J. Croft(3)	28,619	1.0%
R. Lowell Coolidge(4)	162,045	5.7%
Mark L. Dalton	1,020	*
Roger C. Graham, Jr.	14,363	*
Mickey L. Jones	200	*
E. Gene Kosa(5)	1,117	*
R. Joseph Landy(6)	7,827	*
Thomas C. Lyman(7)	417	*
Alexander D. Nadalini (8) (9)	29	*
John E. Novak(10)	3,641	*
Terry B. Osborne(11)	1,395	*
Carol J. Tama(12)	76,741	2.8%
Rudolph J. van der Hiel(13)	17,982	*
Robert W. Chappell(14)	1,125	*
Rinaldo A. DePaola(15)	493	*
Executive Officers, Directors and Nominees for Director as a Group (17 persons)	319,086	11.2%

* Less than 1%.

(1)
The securities “beneficially owned” by an individual are determined in accordance with the definitions of “beneficial ownership” set forth in the general rules and regulations of the Securities and Exchange Commission and may include securities owned by or for the individual’s spouse and minor children and any other relative who has the same home, as well as, securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days after March 1, 2006. Beneficial ownership may be disclaimed as to certain of the securities.

(2)	Mr. Black beneficially owns 280 shares individually, 1,379 shares jointly with his spouse, and his remaining 250 shares are held by his spouse.

(3)	Mr. Croft beneficially owns 18,107 shares individually, 9,948 shares jointly with his spouse, and his remaining 564 shares are held by his spouse

(4)	Mr. Coolidge beneficially owns 128,244 shares individually, and his remaining 33,801 shares are held by his spouse.

(5)	Mr. Kosa beneficially owns 1,040 shares jointly with his spouse, 57 shares in an investor club, and his remaining 20 shares are held by his spouse.

(6)
Mr. Landy beneficially owns 4,429 shares individually, 2,730 jointly with his spouse, 334 shares are held as custodian for a child, and his remaining 334 shares are held by a daughter living at the same address.

(7)	Mr. Lyman beneficially owns 265 shares jointly with his spouse, and his remaining 152 shares are held by his spouse.

(8)	Mr. Nadalini retired effective February 3, 2006.

(9)	Mr. Nadalini beneficially owns 29 shares jointly with his spouse.

(10)	Mr. Novak beneficially owns 3,453 shares individually, and his remaining 188 shares are held by his spouse.

(11)	Mr. Osborne beneficially owns 48 shares individually, 1,207 shares jointly with his spouse, and his remaining 140 shares are held by his spouse.

(12)	Mrs. Tama beneficially owns 75,322 shares individually, and her remaining 1,419 shares are held in a partnership.

(13)	Mr. van der Hiel beneficially owns 16,403 shares individually, 22 shares jointly with his spouse, and his remaining 1,557 shares are held by his spouse.

(14)	Mr. Chappell beneficially owns 376 shares individually, 122 shares jointly with a friend, and his remaining 627 shares are held by his mother living at the same address.

(15)	Mr. DePaola beneficially owns 362 shares jointly with his spouse, and his remaining 131 shares are held by his spouse as custodian for their son.

PROPOSAL 1. ELECTION OF DIRECTORS

The Company’s Board of Directors consists of ten members, all of whom are independent under the listing standards of the NASDAQ Stock Market (“NASDAQ”), except for Directors Coolidge and Black. However, there is one vacancy on the Board that will be filled at this year’s annual meeting, giving the Board eleven members. The Board is divided into three classes, as nearly equal in number as possible, and known as Class 1, Class 2 and Class 3. The Class 3 directors elected at this annual meeting will serve for three-year terms. The Class 1 director elected at this annual meeting will serve for a two-year term. The Class 2 and remaining Class 1 directors will continue to serve for one and two years, respectively, in order to complete their three-year terms.

The Board of Directors fixed the number of directors in Class 3 at four and has nominated E. Gene Kosa, R. Joseph Landy, Roger C. Graham, Jr. and Robert W. Chappell for election as Class 3 directors to hold office for three-year terms to expire at the 2009 Annual Meeting of Shareholders or when their successors are duly elected and qualified. The Board of Directors has nominated Rinaldo A. DePaola for election as a Class 1 director to hold office for a two-year term to expire at the 2008 Annual Meeting of Shareholders or when his successor is duly elected and qualified. All of these individuals are currently directors of the Company except for Mr. Chappell and Mr. DePaola. Class 3 director James A. Wagner passed away on May 12, 2005, and Class 1 director Larry J. Croft reached the Company’s mandatory retirement age of 70.

Unless you indicate on your proxy card that your shares should not be voted for certain nominees, the Board of Directors intends that the proxies solicited by it will be voted for the election of all of the Board’s nominees. If any nominee is unable to serve, the persons named on the proxy card would vote your shares to approve the election of any substitute proposed by the Board of Directors. At this time, the Board of Directors knows of no reason why any nominees might be unable to serve.

The Board of Directors recommends that you vote “FOR” the election of its nominees.

Information regarding the Board of Directors’ nominees and the directors continuing in office is provided below.

Nominees for Election As Class 3 Directors - Terms Expire in 2009
Name	Age as of March 1, 2006	Principal Occupation for Past Five Years	Director Since Company (Bank)	Directorship of Other Public Companies
E. Gene Kosa	59	Partner in EDKO Farms, an agricultural production and service business, located in Ulysses, PA and since November 2004 has been operating a restaurant located in Ulysses, PA	2001 (2001)	None
R. Joseph Landy	51	Attorney-at-Law with the firm of Landy & Landy, located in Sayre, PA	2001 (2001)	None
Roger C. Graham, Jr.	50	Retired Owner of Graham Excavating	2001 (2001)	None
Robert W. Chappell	39	Attorney-at-Law with the firm of van der Hiel, Chappell & Loomis, located in Mansfield, PA	N/A	None

Nominee for Election As Class 1 Director - Term Expires in 2008
Name	Age as of March 1, 2006	Principal Occupation for Past Five Years	Director Since Company (Bank)	Directorship of Other Public Companies
Rinaldo A. DePaola	50	Attorney-at-Law with the firm of Griffin, Dawsey, DePaola & Jones, located in Towanda, PA	N/A	None

Continuing Class 2 Directors - Terms Expire in 2007
Name	Age as of March 1, 2006	Principal Occupation for Past Five Years	Director Since Company (Bank)	Directorship of Other Public Companies
John E. Novak	69	Retired School Administrator with Southern Tioga School District; retired from supervising student teachers at Elmira College, located in Elmira, NY	1984 (1976)	None
Rudolph J. van der Hiel	66
As of August 2005 is in an “of Counsel” capacity for the Law Offices of van der Hiel, Chappell & Loomis located in Mansfield, PA. Part time Priest for various churches. Retired Attorney-at-Law with the Law Offices of van der Hiel & Chappell, located in Mansfield, PA; Retired Priest at St. James Episcopal Church, Mansfield, PA; and Trinity Episcopal Church, Antrim, PA

			1984 (1975)	None
Mark L. Dalton	51
Since November 2003 has been an Agent/Broker with Gannon Associates, an insurance company, located in Mansfield, PA. Prior to November 2003 was Owner of Robert E. Dalton General Insurance, located in Blossburg, PA
			1998 (1997)	None

Continuing Class 1 Directors - Terms Expire in 2008
Name	Age as of March 1, 2006	Principal Occupation for Past Five Years	Director Since Company (Bank)	Directorship of Other Public Companies
Carol J. Tama	65	Retired President of Monaghan Transportation Company	1986 (1984)	None
R. Lowell Coolidge	65	Attorney-at-Law with the firm of Walrath and Coolidge, located in Wellsboro, PA	1984 (1984)	None
Randall E. Black	39	Since April 2004 has been Chief Executive Officer and President of the Company and First Citizens National Bank (the “Bank”). Prior to April 2004, was Chief Financial Officer for the Bank.	2004 (2004)	None

Executive Officers Who Are Not Directors
Name	Age as of March 1, 2006	Principal Occupation for Past Five Years
Kathleen M. Campbell	45	Senior Vice President, Marketing and Training Manager for the Bank
Mickey L. Jones	45	Since June 2004 has been Senior Vice President, Chief Financial Officer and Treasurer of the Company and Bank. Previously was Director of Finance and Claims for Keystone Health Plan Central, Inc.
Thomas C. Lyman	60	Vice President and Assistant Treasurer of the Company and Bank
Terry B. Osborne	52	Executive Vice President and Secretary of the Company and Bank

Directors’ Compensation

Fees. Directors of the Company, except for the Chairman and Vice Chairman of the Board, and the Chief Executive Officer and President, receive a fee of $200 per meeting. Directors of the Bank, except for the Chairman and Vice Chairman of the Board, and the Chief Executive Officer and President receive a $12,000 annual retainer and fees of $125 per meeting for attendance at any committee meeting. A fee of $100 is paid for Board conference calls. Additionally, committee chairpersons receive a $500 retainer. Director Dalton receives a $3,000 retainer for building/property guidance, and Director Kosa receives a fee of $200 for attendance at any Sarbanes-Oxley committee meeting. Mr. Coolidge, who serves as the Company’s and the Bank’s Chairman, and Mrs. Tama, who serves as the Company’s and Bank’s Vice Chairman received a fixed annual sum of $32,499.96 and $20,541.69 respectively in lieu of all director’s fees in 2005.

Deferred Compensation Plan. Directors are permitted to defer their fees subject to provisions of the director’s deferred compensation plan. The plan provides for the Bank to distribute funds to a director whenever they are no longer a member of the Board. In 2005, the Company amended the Deferred Compensation Plan in certain respects to comply with Section 409A of the Internal Revenue Code.

Life Insurance. In addition to these fees, each director is provided a $100,000 (increased from $50,000 June 2005) life insurance benefit. Once a director retires, insurance coverage continues but the benefit declines upon retirement as the age of the retired director increases.

Total Compensation. In the aggregate, the Board of Directors received $203,841.65 for all Board of Directors meetings of the Company, of the Bank and various committee meetings attended in 2005. Total premiums paid, in 2005, for life insurance on behalf of the current and retired directors was $2,047.15.

Meetings of the Board of Directors

The Board of Directors oversees all of the Company’s business, property and affairs. The Chairman of the Board and the executive officers keep the members of the Board informed of the Company’s business through discussions at Board meetings and by providing them reports and other materials. During 2005, the Company’s Board of Directors held ten regular meetings. Each of the directors attended at least 90% of aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the board on which he or she served.

Committees of the Board of Directors

Audit and Examination Committee. The Audit and Examination Committee, consisting of Directors Kosa, Tama, Novak and Graham meets periodically with the independent auditors, management and the internal auditors to review accounting, auditing, internal control structure and financial reporting matters. This committee met seven times during the year ended December 31, 2005. Each member of the Audit and Examination Committee is independent in accordance with the listing standards of NASDAQ. The Audit and Examination Committee acts under a written charter adopted by the Board of Directors. A copy of the Audit Committee charter is posted on the Company’s website at www.firstcitizensbank.com. The report of the Audit and Examination Committee required by the rules of the Securities and Exchange Commission is included in this Proxy Statement. See “PROPOSAL 3-RATIFICATION OF INDEPENDENT AUDITOR-REPORT OF AUDIT AND EXAMINATION COMMITTEE.”

Compensation/Human Resource Committee. The Compensation/Human Resource Committee, consisting of Directors Novak, van der Hiel, Dalton, Landy and Croft, is responsible for all matters regarding the Company’s and Bank’s employee compensation and benefit programs. The Company’s Compensation/Human Resource Committee met eleven times during the year ended December 31, 2005. Each member of the Compensation/Human Resource Committee is independent in accordance with the listing standards of NASDAQ. The Compensation/Human Resource Committee acts under a written charter adopted by the Board of Directors. A copy of the Compensation/Human Resource Committee charter is posted on the Company’s website at www.firstcitizensbank.com. The report of the Compensation/Human Resource committee required by the rules of the Securities and Exchange Commission is included in this Proxy Statement. See “COMPENSATION/HUMAN RESOURCE COMMITTEE REPORT ON EXECUTIVE COMPENSATION.”

Governance and Nominating Committee. The Governance and Nominating Committee, consisting of Directors Dalton, Coolidge, Tama, Black, and Croft, takes a leadership role in shaping governance policies and practices, including recommending to the Board of Directors the corporate governance policies and guidelines that should be adopted by the Company and monitoring compliance with these policies and guidelines. In addition, the Governance and Nominating Committee is responsible for identifying individuals qualified to become Board members, considering the candidates recommended by shareholders for Board membership, and recommending to the Board the director nominees for election at the next Annual Meeting of Shareholders. It manages the Board’s annual review of its performance and recommends director candidates for each committee for appointment by the Board. This committee met fives times during the year ended December 31, 2005. Each member of the Governance and Nominating Committee is independent in accordance with the listing standards of NASDAQ, except for Directors Coolidge and Black. The Governance and Nominating Committee acts under a written charter adopted by the Board of Directors. A copy of the Governance and Nominating Committee charter is posted on the Company’s website at www.firstcitizensbank.com. The procedures of the Governance and Nominating Committee required to be disclosed by the rules of the Securities and Exchange Commission are included in this Proxy Statement. See “CORPORATE GOVERNANCE.”

Attendance at the Annual Meeting

All directors of the Company attended the 2005 Annual Meeting of Shareholders and all are expected to attend the 2006 Annual Meeting of Shareholders.

PROPOSAL 2. APPROVAL OF THE CITIZENS FINANCIAL SERVICES, INC.
2006 RESTRICTED STOCK PLAN

The shareholders are asked to vote to approve the Citizens Financial Services, Inc. 2006 Restricted Stock Plan (the “2006 Plan”), which will provide stock compensation to selected employees and non-employee directors of the Company and its subsidiaries, based on the Company’s performance and other factors. The following summary of major features of the 2006 Plan is subject to the specific provisions in the full text of the 2006 Plan set forth as Exhibit “A” to this Proxy Statement.

The approval of the proposed 2006 Plan will help the Compensation/Human Resource Committee and the Company’s management to achieve the following intended outcomes:

•	Assist the Company in attracting, retaining, and motivating employees and non-employee directors to make substantial contributions to the success of the Company and the Company’s subsidiaries.

•	Increase emphasis on the use of equity as a principal component of the Company’s compensation policy.

The Company’s management and the Board of Directors believe strongly that in order for it to be successful, the Company requires a performance-oriented culture, and the Company will create greater shareholder value if stock ownership levels are provided at all levels of the Company. Therefore, the approval of the proposed 2006 Plan is vital to the Company’s ability to achieve its future goals.

Purpose of 2006 Plan

The 2006 Plan will permit the Company, under the supervision of the Compensation/Human Resource Committee and subject to the approval of the Board of Directors, to make restricted stock awards to employees and non-employee directors. The purpose of these stock awards is to attract and retain competitively superior people, further align employees and non-employee directors with shareholder interests, closely link employee and non-employee compensation with the Company’s performance, and maintain high levels of executive and non-employee director stock ownership. The 2006 Plan also provides a component of the total compensation package offered to employees and reflects the importance placed on motivating and rewarding superior results with long-term incentives.

Key Terms

The 2006 Plan is designed to reflect prevailing corporate governance and executive and director compensation best practices. The following is a summary of the 2006 Plan’s key provisions:

Plan Effective Date:	April 18, 2006
Term of Plan:	Ten years (expires April 18, 2016)
Eligible Participants:	All employees and non-employee directors of the Company and its subsidiaries
Shares Authorized:	100,000 shares, to be awarded in the form of restricted stock
Shares Authorized as a Percent of Outstanding Common Stock:	Approximately 3.52 percent
Vesting:	Determined by Compensation/Human Resource Committee
Performance Criteria:	Determined by Compensation/Human Resource Committee
Not Permitted to Amend Plan Without Shareholder Approval:	• To increase number of shares authorized under Plan; • To change the class of eligible participants • To make any changes that would, by law, require shareholder approval

Eligibility

Only employees and non-employee directors of the Company and its subsidiaries are eligible to receive awards of restricted stock under the 2006 Plan. The Compensation/Human Resource Committee will determine which employees and directors will be eligible to receive awards under the 2006 Plan.

Awards

Awards under the 2006 Plan will be in the form of restricted stock. Shares issued as restricted stock under the 2006 Plan will be the Company’s common stock and will be made available, in the Board’s discretion, either from authorized but unissued share or from shares acquired by the Company (including shares purchased on the open market). Subject to certain limits set forth in the 2006 Plan, the Compensation/Human Resource Committee has the discretionary authority to determine the size of a restricted stock award and any vesting or performance-based requirements. The size of the awards made under the 2006 Plan will be directly related to the Company’s performance.

In general, restricted stock awards under the 2006 Plan will never become 100% vested until after the participant has completed at least one year of employment or service. The Compensation/Human Resource Committee, at the time of award, may provide for a later date or dates in which an award will become 100% vested, including a date that may be tied to the satisfaction of one or more performance goals. In the discretion of a majority of the disinterested members of the Board of Directors, however, an award of restricted stock may be made to a non-employee director without a continuous service requirement.

Adjustments

In the event of a stock dividend, recapitalization, stock split, reorganization, merger, spin-off, repurchase, or exchange of the Company’s common stock, or similar event affecting the Company’s common stock, the number and kind of shares authorized for award under the 2006 Plan and the number and kind of shares subject to restricted stock awards will be automatically adjusted.

Vesting of Restricted Stock Awards

Awards of restricted stock lose their restrictions (i.e., the restrictions lapse) at the conclusion of a specified period of continuous employment or service with the Company and/or the achievement of performance goals.

Transferability

A participant may not transfer, assign, pledge, or otherwise encumber or dispose the participant’s rights to common stock subject to a restricted stock award until any applicable restrictions lapse.

Acceleration of Vesting

Unless otherwise provided in an agreement evidencing the award of restricted stock to a participant, restricted stock awarded under the 2006 Plan to such participant will become exercisable/fully vested upon the occurrence of a “change in control” or upon the participant’s death, being “disabled,” or “retirement” (as such terms are defined in the 2006 Plan). In addition, if it deems it equitable under the circumstances, the Compensation/Human Resource Committee may accelerate or waive any service requirement in the event that a participant terminates employment before such service requirement has been satisfied. In general, the Compensation/Human Resource Committee cannot accelerate or waive performance goals.

Termination of Employment

A participant will forfeit any unvested restricted stock awards if such participant is terminated “for cause” (as defined in the 2006 Plan) or voluntarily terminates employment with the Company, unless the Compensation/Human Resource Committee exercises its discretion as described in “Acceleration of Vesting,” above.

Administration of the 2006 Plan

The Compensation/Human Resource Committee will administer the 2006 Plan subject to the review and approval of the Company’s Board of Directors. The Compensation/Human Resource Committee will select the employees and non-employee directors of the Company and its subsidiaries who will receive awards, determine the number of shares covered thereby, and establish the terms, conditions, and other provisions of the grants. Subject to the review and approval of the Company’s Board of Directors, the Compensation/Human Resource Committee has the authority to interpret the 2006 Plan and establish, amend, and rescind any rules relating to the 2006 Plan.

Termination and Amendment

The 2006 Plan will terminate by its terms on April 18, 2016, the 10th anniversary of its approval by shareholders.

Subject to the review and approval of the Board of Directors where required, the Compensation/Human Resource Committee may terminate, amend, or suspend the 2006 Plan in its discretion at any time, but no action may be taken by the Compensation/Human Resource Committee or the Board of Directors (except those described earlier in the section entitled “Adjustments”) without the approval of the shareholders to:

•	increase the number of shares that may be issued under the 2006 Plan; or

•	change the class of eligible participants.

Tax Consequences

The following discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), and applicable regulations thereunder in effect on the date of this Proxy Statement. Any subsequent changes in the Code or such regulations may affect the accuracy of this discussion. This discussion does not consider any state, local, or foreign tax consequences or any circumstances that are unique to a particular participant that may affect the accuracy or applicability of this discussion.

Unless a Code Section 83(b) election is made, as described in the following paragraph, a participant will not recognize taxable income upon the grant of restricted stock because the restricted stock will be nontransferable and subject to a substantial risk of forfeiture within the meaning of Code Section 83(b). A participant will recognize ordinary income when the transfer or forfeiture restrictions lapse. The amount recognized will be equal to the fair market value of the shares at the time the restrictions lapse. If a Code Section 83(b) election has not been made, any dividends received with respect to the common stock subject to the restrictions will be treated as additional compensation income and not as dividend income.

A participant may elect, pursuant to Code Section 83(b), to recognize as ordinary income the fair market value of the restricted stock upon the date of grant rather than when the transfer or forfeiture restrictions lapse. A Section 83(b) election must be made within 30 days of the date of grant. The Code Section 83(b) election is irrevocable. If a participant makes a Code Section 83(b) election and the participant subsequently forfeits the restricted stock, the participant may not deduct as a loss the amount previously recognized as ordinary income.

A participant’s tax basis in shares of restricted stock received will be equal to the amount of ordinary income recognized by the participant upon the lapse of the transfer or forfeiture restrictions or because of making a Code Section 83(b) election, as applicable. The participant’s holding period for the shares for purposes of determining gain or loss on a subsequent sale will begin on the date the restrictions on the shares lapse or, if the participant makes a Code Section 83(b) election, just after the date of grant. In general, the Company will be entitled to a deduction at the same time, and in an amount equal to, the ordinary income recognized by a participant with respect to shares of restricted stock. If, subsequent to the lapse of the restrictions on the shares, the participant sells the shares, the difference, if any, between the amount realized from the sale and the participant’s tax basis in the shares will be taxed as a capital gain or loss.

Under Code Section 162(m), the Company may not deduct compensation in excess of $1 million paid during a calendar year to the Company’s chief executive officer and certain other officers. However, certain performance-based compensation, as defined in Code Section 162(m) and the regulations promulgated thereunder, is not subject to such limitation. The Company may make restricted stock awards in accordance with the requirements for such performance-based compensation so as to make such award deductible, but the Plan does not obligate it to do so.

New Plan Benefits

Because benefits under the 2006 Plan depend on the Compensation/Human Resource Committee’s future actions, it is not possible to determine the benefits that employees and non-employee directors will receive under the 2006 Plan. No restricted stock awards have been awarded under the 2006 Plan as of the date hereof.

Other Information

If shareholders approve the 2006 Plan, the Company anticipates that the shares subject to the 2006 Plan will be registered with the Securities and Exchange Commission and with any applicable state securities commission where registration is required. The cost of such registration will be borne by the Company.

As provided above, only employees and non-employee directors of the Company and its subsidiaries will be eligible to receive restricted stock awards under the 2006 Plan. This includes the executive officers listed in the Summary Compensation Table including under the section entitled “Executive Compensation” in this proxy statement.

For a discussion of the Company’s executive compensation policy, refer to the “COMPENSATION/HUMAN RESOURCE COMMITTEE REPORT ON EXECUTIVE COMPENSATION” on page 21.

Incorporation by Reference

The foregoing is only a summary of the 2006 Plan and is qualified in its entirety to the full text of the 2006 Plan, a copy of which is attached hereto as Exhibit “A”.

The Board of Directors recommends that you vote “FOR” approval of the Citizens Financial Services, Inc. 2006 Restricted Stock Plan.

PROPOSAL 3. RATIFICATION OF INDEPENDENT AUDITOR

The Audit and Examination Committee of the Board of Directors has appointed S.R. Snodgrass, A.C., Certified Public Accountants, to be the Company’s independent auditor for the 2006 fiscal year. A representative of S.R. Snodgrass, A.C., Certified Public Accountants, will be present at the annual meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement should he or she desire to do so.

If ratification of the appointment of the auditor is not approved by a majority of the votes cast by shareholders at the annual meeting, other independent auditors will be considered by the Audit and Examination Committee of the Board of Directors.

The Board of Directors recommends that you vote “FOR” ratification of the appointment of S.R. Snodgrass, A.C., Certified Public Accountants, as the Company’s independent auditor for fiscal year 2006.

Audit Fees

The following table sets forth the fees billed to the Company for the fiscal years ended December 31, 2005 and 2004, respectively by S.R. Snodgrass, A.C., Certified Public Accountants:

	Year Ended December 31,
	2005	2004
Audit Fees (1)	$75,215	$70,508
Audit-Related Fees	$0	$0
Tax Fees (2)	$6,600	$7,550
All Other Fees (3)	$33,314	$45,009
TOTAL	$115,129	$123,067

(1)
Audit fees consist of fees for professional services rendered for the audit of the Company’s financial statements and review of financial statements included in the Company’s quarterly reports and services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

(2)	Tax fees consist of compliance fees for the preparation of original tax returns. Tax service fees also include fees relating to other tax advice, tax consulting and planning.

(3)	Other services consisted primarily of consulting services for the facilitating of strategic planning meetings, loan servicing quality control review and regulatory compliance review

Policy on Audit and Examination Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditing Firm

The Audit and Examination Committee is responsible for appointing, and overseeing the work of the independent auditing firm. In accordance with its charter, the Audit and Examination Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent auditing firm. Such approval process ensures that the external auditor does not provide any non-audit services to the Company that are prohibited by law or regulation.

In addition, the Audit and Examination Committee has established a policy regarding pre-approval of audit and permissible non-audit services provided by the independent auditing firm. Management’s requests that particular services by the independent auditing firm be pre-approved under the auditor services policy must be specific as to the particular services to be provided.

The request may be made with respect to either specific services or a type of service for predictable or recurring services.

During the year ended December 31, 2005, all audit and non-audit services were approved, in advance, by the Audit and Examination Committee in compliance with these procedures.

Report of Audit and Examination Committee

The Audit and Examination Committee of the Board of Directors is comprised solely of directors who meet the NASDAQ independence standards. The Audit and Examination Committee operates under a written charter adopted by the Board of Directors. A copy of the Audit and Examination Committee charter is posted on the Company’s website at www.firstcitizensbank.com. The Audit and Examination Committee met seven times in 2005.

The Audit and Examination Committee met with management periodically during the year to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. The Audit and Examination Committee discussed these matters with the Company’s independent auditing firm and with appropriate Company financial personnel and internal auditors. The Audit and Examination Committee also discussed with the Company’s senior management and independent auditor the process used for certifications by the Company’s Chief Executive Officer and Chief Financial Officer which are required for certain Company filings with the Securities and Exchange Commission.

The Audit and Examination Committee meets with the independent auditing firm, the internal auditors, the Chief Financial Officer, the Risk Manager and the Investments and Strategic Planning Officer on a number of occasions, each of whom has unrestricted access to the Audit and Examination Committee.

The Audit and Examination Committee appointed S.R. Snodgrass, A.C., Certified Public Accountants, as the independent auditor for the Company after reviewing the firm’s performance and independence.

Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls.

The independent auditing firm audited the annual financial statements prepared by management, expressed an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with U.S. generally accepted accounting principles and discussed with the Audit and Examination Committee any issues the independent auditing firm believed should be raised with the Audit and Examination Committee.

The Audit and Examination Committee reviewed with management and S.R. Snodgrass, A.C., Certified Public Accountants, the Company’s independent auditing firm, the Company’s audited financial statements and met separately with both management and S.R. Snodgrass, A.C., Certified Public Accountants, to discuss and review those financial statements and reports prior to issuance. Management has represented, and S.R. Snodgrass, A.C., Certified Public Accountants, has confirmed, to the Audit and Examination Committee, that the financial statements were prepared in accordance with U.S. generally accepted accounting principles.

The Audit and Examination Committee received from and discussed with S.R. Snodgrass, A.C., Certified Public Accountants the written disclosure and the letter required by Independence Standards Board Standard No. 1. (Independence Discussions with Audit Committees). These items relate to that firm’s independence from the Company. The Audit and Examination Committee also discussed with S.R. Snodgrass, A.C., Certified Public Accountants matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees) of the Auditing Standards Board of the American Institute of Certified Public Accountants to the extent applicable. The Audit and Examination Committee implemented a procedure to monitor auditor independence, reviewed audit and non-audit services performed by S.R. Snodgrass, A.C., Certified Public Accountants and discussed with the auditors their independence.

In reliance on these reviews and discussions referred to above, the Audit and Examination Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the Securities and Exchange Commission. The Audit and Examination Committee and the Board have also recommended the selection of S.R. Snodgrass, A.C., Certified Public Accountants, as the Company’s independent auditing firm for the year ending December 31, 2006.

The Audit and Examination Committee has considered whether, and determined that, the non-audit services provided by S.R. Snodgrass, A.C., Certified Public Accountants, are compatible with maintaining such firm’s independence.

The Audit and Examination Committee does not have an “audit committee financial expert.” The Audit and Examination Committee believes that the cost to retain a financial expert at this time is prohibitive. However, the Board of Directors believes that each Audit and Examination Committee member has sufficient knowledge in financial and auditing matters to serve on the committee. The committee has the authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities.

The Audit and Examination Committee
of Citizens Financial Services, Inc. and First Citizens National Bank

E. Gene Kosa (Chairman)
Carol J. Tama
John E. Novak
Roger C. Graham, Jr.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following information is furnished for the Chief Executive Officer and the highest paid executive officers of the Company who received salary and bonus of $100,000 or more during the year ended December 31, 2005.

Annual Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	All Other Compensation ($)
Randall E. Black CEO & President of the Company and Bank	2005 2004 2003	$150,000 $104,600 $100,600	$25,500 $9,847 $12,090	$32,969(1) ─ ─	$13,621 (2) $4,806 (2) $3,099 (2)
Terry B. Osborne Executive Vice President & Secretary of the Company and Bank	2005 2004 2003	$133,200 $125,214 $117,431	$23,158 $10,908 $16,545	$5,050 (3) $4,560 (3) $4,455 (3)	$5,674 (4) $5,073 (4) $3,990 (4)
Alexander D. Nadalini Senior Vice President/ Senior Credit Officer of the Bank(10)	2005 2004 2003	$105,000 $103,750 $96,154	$18,447 $9,961 $5,937	─ ─ ─	$6,167 (5) $4,696 (5) $803 (5)
Mickey L. Jones Senior Vice President, CFO & Treasurer of the Company and Bank	2005 2004 2003	$100,000 ─ ─	$9,365 ─ ─	$550 (6) ─ ─	$5,400 (7) ─ ─
Thomas C. Lyman Vice President & Asst. Treasurer of the Company and Bank	2005 2004 2003	$92,598 ─ ─	$17,988 ─ ─	─ ─ ─	$5,129 (8) ─ ─
Kathleen M. Campbell Senior Vice President and Marketing & Training Manager	2005 2004 2003	$92,100 ─ ─	$18,515 ─ ─	─ ─ ─	$3,584 (9) ─ ─

(1)    In 2005, this amount includes a lump sum payment of $31,119 for 2004 salary adjustment for Mr. Black.

(2)
In 2005, this amount includes $6,217 for Safe Harbor 401(k) contribution for Mr. Black, and $4,607 for automobile use. In 2004, this amount included approximately $3,442 for tax deferred profit sharing for Mr. Black. In 2003, this amount included approximately $2,830 for tax deferred profit sharing for Mr. Black.

(3)
In 2005, this amount includes $4,500 in fees paid to Mr. Osborne as Secretary of the Corporation. In 2004, this amount included $4,560 in fees paid to Mr. Osborne as Secretary of the Corporation. In 2003, this amount included $4,455 in fees paid to Mr. Osborne as Secretary of the Corporation..

(4)
In 2005, this amount includes $4,826 for Safe Harbor 401(k) contribution for Mr. Osborne. In 2004, this amount included approximately $4,245 for tax deferred profit sharing for Mr. Osborne. In 2003, this amount included approximately $3,461 for tax deferred profit sharing for Mr. Osborne.

(5)
In 2005, this amount includes $3,703 for Safe Harbor 401(k) contribution for Mr. Nadalini and $2,464 for imputed income for life insurance. In 2004, this amount included approximately $3,449 for tax deferred profit sharing for Mr. Nadalini and $1,247 for imputed income for life insurance. In 2003, this amount included $803 for imputed income for life insurance.

(6)	In 2005, this amount includes $550 in cell phone reimbursement for business purposes for Mr. Jones.

(7)	In 2005, this amount includes $3,281 for Safe Harbor 401(k) contribution for Mr. Jones, and $1,365 for spousal related expenses paid to a banker’s convention.

(8)	In 2005, this amount includes $3,317 for Safe Harbor 401(k) contribution for Mr. Lyman and $1,812 for imputed income for life insurance.

(9)	In 2005, this amount includes $3,319 for Safe Harbor 401(k) contribution for Ms. Campbell.

(10)	Mr. Nadalini retired effective February 3, 2006.

Employment Agreement

On December 16, 2005, the Company and the Bank entered into an employment agreement with Randall E. Black, Chief Executive Officer and President of the Company and the Bank. The employment agreement provides for a three-year term, which automatically renews on June 1st of each year to maintain a three-year term, unless either party notifies in writing the other party at least 90 days prior to June 1st of such party’s intent not to renew the agreement beyond the existing term, or the agreement is terminated by the Company or the Bank for cause, death or disability or if the agreement is terminated by Mr. Black. The employment agreement provides that Mr. Black’s base salary shall be $150,000. In addition to base salary, the employment agreement provides for, among other things, participation in various employee benefit plans as well as furnishing certain fringe benefits available to similarly-situated executive personnel.

The employment agreement provides for termination by the Company or the Bank for cause (as described in the agreement) at any time, death or disability. If Mr. Black is terminated for cause, the Company shall pay Mr. Black his full annual base salary through the date of termination at the rate in effect at the time of termination and the Company and Bank shall have no further obligation to Mr. Black under the agreement. If Mr. Black is terminated due to a disability, Mr. Black shall be entitled to receive a seventy-percent annual direct salary benefit pursuant to an individual disability policy maintained by the Company for Mr. Black. Upon Mr. Black’s death, the employment agreement terminates automatically. In the event that the Company or the Bank chooses to terminate Mr. Black’s employment for reasons other than for cause or, in the event of Mr. Black’s resignation from the Company or the Bank for good reason, the Company shall pay Mr. Black a lump sum amount equal to and no greater than two times Mr. Black’s base salary minus applicable taxes and withholdings. In addition, for a period of one year from the date of termination, Mr. Black shall receive a continuation of health care, life and disability insurance in effect during the one year prior to his termination.

Under the agreement, if Mr. Black delivers a notice of termination following a change in control (as defined in the agreement), Mr. Black shall be entitled to receive compensation and benefits as follows: (1) for less than twelve months of continuous service, a lump sum amount equal to and no greater than two times Mr. Black’s base salary minus applicable taxes and withholdings; (2) for more than twelve months of continuous service, a lump sum amount equal to 2.5 times Mr. Black’s base salary; or (3) for more than twenty-four months of continuous service, a lump sum amount equal to 2.99 times Mr. Black’s base salary. In addition, for a period of one year from the date of termination or until Mr. Black secures substantially similar benefits through other employment, whichever shall occur first, Mr. Black shall receive a continuation of health care, life and disability insurance in effect during the one year prior to his termination.

The employment agreement provides for non-competition and non-solicitation (as described in the agreement) during the term of Mr. Black’s employment or at the date of termination, as well as a restrictive covenant period (as described in the agreement), with the exception being Mr. Black may engage in the practice of public accounting.

Retirement Plans

The bank has a noncontributory defined benefit pension plan for all employees meeting certain age and length of service requirements. Benefits are based primarily on years of service and the average annual compensation during the highest five consecutive years within the final ten years of employment. The Bank’s funding policy is consistent with the funding requirements of federal law and regulations. The First Citizens National Bank Division of Investment and Trust Services is the trustee of the pension plan.

The following table sets forth the estimated annual benefits payable on retirement at age 65 by a participating employee, assuming final average earnings as shown. This table reflects the benefit available through the pension plan exclusive of social security. For 2005, a minimum contribution of $336,779 was required.

Average Annual Earnings	Annual Pension Benefits Upon Retirement with Years of Service Indicated
	15	20	25	30	35
$20,000	3,900	5,200	6,500	7,800	7,800
$40,000	7,800	10,400	13,000	15,600	15,600
$60,000	12,887	17,183	21,478	25,774	25,774
$80,000	18,887	25,183	31,478	37,774	37,774
$100,000	24,887	33,183	41,478	49,774	49,774
$120,000	30,887	41,183	51,478	61,774	61,774
$140,000	36,887	49,183	61,478	73,774	73,774
$160,000	42,887	57,183	71,478	85,774	85,774
$180,000	48,887	65,183	81,478	97,774	97,774
$200,000	54,887	73,183	91,478	109,774	109,774
$220,000	57,887	77,183	96,478	115,774	115,774
$240,000	57,887	77,183	96,478	115,774	115,774

Randall E. Black, Chief Executive Officer and President has 13 years of credited service to the Bank. His average salary upon which his benefits would be calculated at December 31, 2005 is $121,671. Terry B. Osborne, Executive Vice President and Secretary of the Company and Bank, has 30 years of credited service to the Company and Bank. His average salary upon which his benefits would be calculated at December 31, 2005 is $139,119. Alex Nadalini, Senior Vice President/Senior Credit Officer has 3 years of credited service to the Bank. His average salary upon which his benefits would be calculated at December 31, 2005 is $114,603. Mickey Jones, Senior Vice President and Treasurer of the Company and Bank, has 2 years of credited service to the Bank. His average salary upon which his benefits would be calculated at December 31, 2005 is $79,503. Thomas Lyman, Vice President and Assistant Treasurer of the Company and Bank, has 17 years of credited service to the Bank. His average salary upon which his benefits would be calculated at December 31, 2005 is $96,944. Kathleen Campbell, Senior Vice President, Marketing and Training Manager has 5 years of credited service to the Bank. Her average salary upon which her benefits would be calculated at December 31, 2005 is $94,394.

COMPENSATION/HUMAN RESOURCE COMMITTEE
REPORT ON EXECUTIVE COMPENSATION

The following is a joint report of the Compensation/Human Resource Committee of the Board of Directors of the Company and the Bank regarding executive compensation. The Compensation/Human Resource Committee determines compensation on a calendar year basis.

Compensation Policies

The Compensation/Human Resource Committee bases its executive compensation policy on the same principles that guide the Company in establishing all of its compensation programs. The Company designs programs to attract, retain and motivate highly talented individuals at all levels of the organization. The Company emphasizes using a competitive base salary, performance-based cash compensation (going forward, the 2006 Restricted Stock Plan, if approved) and retirement benefits as a means of attracting and retaining employees.

The Company’s Compensation/Human Resource Committee has adopted a Compensation/Human Resource Committee Charter. This charter sets forth in writing the policies of the committee such as oversight of executive and staff compensation programs, benefit programs and incentive compensation plans. A copy of the Compensation/Human Resource Committee charter is posted on the Company’s website at www.firstcitizensbank.com.

Components of Executive Compensation

The compensation of the Chief Executive Officer and President, the Executive Vice President, and Chief Financial Officer is reviewed and approved in December of each year by the Bank’s Board of Directors. As a basis for determining compensation, the Board of Directors examines information from a peer group of banks relative to performance and compensation. The peer group for overall bank performance analysis consists primarily of those contained within the Uniform Bank Performance Report prepared by the Office of the Comptroller of the Currency (banks with assets of $500 million to less than a billion throughout the United States). The peer group for analysis of compensation paid to other bank holding company and banking institution executives is obtained primarily from L. R. Webber Associates, Inc. (such paper data is compiled on both a regional and asset size basis). These peer groups are different from the peer group utilized in the performance graph appearing on page 23.

The Board of Directors does not deem Section 162(m) of the Internal Revenue Code to be applicable to the Company or the Bank at this time. The Board of Directors intends to monitor the future application of section 162(m) of the IRC to the compensation paid to its executive officers and in the event that this section does become applicable, the Board of Directors would amend the Company’s and the Bank’s compensation plans to preserve the deductibility of the compensation payable under such plans should such amendment become necessary.

Compensation for executive officers is also composed of bonus and participation in various employee benefit plans, such as the 401(k) plan. The benefits provided under the 401(k) plan are determined based on the executive’s compensation.

Chief Executive Officer Compensation

Mr. Black’s base salary is fixed under the terms of his employment agreement. The Compensation/Human Resource Committee determined to pay Mr. Black a discretionary cash bonus in a manner consistent with the bonus guidelines for executive officers of the Company and the Bank. Specifically, the Board of Directors considered the Company’s financial performance, shareholder return, peer group financial performance and compensation survey data (survey compiled by L. R. Webber Associates, Inc.). In addition, the Board of Directors considered Mr. Black’s leadership of and contribution to the success of the Company and his years of service to the Board of Directors. The Compensation/Human Resource Committee did not assign weights or rankings to any single performance factor but instead made subjective determinations based on a consideration of all the factors in the Company’s business performance. In recognition of these considerations, the Compensation/Human Resource Committee determined to pay Mr. Black a discretionary cash bonus of $5,000 paid in 2006 for 2005 performance.

Mr. Black also participates in the Company’s employee benefit plans, including the 401(k) plan. In addition, the Company supplies Mr. Black with an annual $4,607 automobile allowance. This allowance is added to Mr. Black’s income for tax purposes.

The Compensation/Human Resource Committee Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed “filed” under such Acts.

The Compensation/Human Resource Committee
of Citizens Financial Services, Inc. and First Citizens National Bank

John E. Novak (Chairman)
Rudolph J. van der Hiel
Mark L. Dalton
R. Joseph Landy
Larry J. Croft

COMPENSATION/HUMAN RESOURCE COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

The members of the Compensation/Human Resource Committee are Directors Novak, van der Hiel, Dalton, Landy and Croft. No member of the Compensation/Human Resource Committee was a current or former officer or employee of the Company or any of its subsidiaries during the year ended December 31, 2005. In addition, no member of the Compensation/Human Resource Committee has, directly or indirectly, engaged in any transaction or series of transactions during fiscal year ended December 31, 2005 or fiscal year ending December 31, 2006 with the Company or any of its subsidiaries, in which the amount exceeds $60,000.

No executive officer of the Company or the Bank serves or has served as a member of the compensation committee of another entity, one of whose executive officers serves on the Compensation/Human Resource Committee of the Company or the Bank. No executive officer of the Company or the Bank serves or has served as a director of another entity, one of whose executive officers serves on the Compensation/Human Resource Committee of the Company or the Bank. No executive officer of the Company or the Bank serves or has served as a member of a compensation committee of another entity, one of whose executive officers served as a director of the Company.

STOCK PERFORMANCE GRAPH

The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed “filed” under such Acts.

The graph compares the Company’s stock performance from December 31, 2000 through December 31, 2005, against the performance of the S&P 500 Index, NASDAQ Composite and Mid-Atlantic Custom Peer Group for the same period. The graph shows the cumulative investment return to shareholders, based on the assumption that a $100 investment was made on December 31, 2000, in each of the Company’s common stock, the S&P 500 Index, NASDAQ Composite, and the Mid-Atlantic Custom Peer Group, and that all dividends were reinvested in such securities over the past five fiscal years. Shareholder return shown on the graph below is not necessarily indicative of future performance.

Total Return Performance
Index Value
300
250
200
150
100
50
0
12/31/00
12/31/01
12/31/02
12/31/03
12/31/04
12/31/05
Citizens Financial Services, Inc.
S&P 500
NASDAQ Composite
Mid-Atlantic Custom Peer Group*

		Period Ending
Index	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
Citizens Financial Services, Inc.	100.00	125.08	206.27	233.45	243.39	223.81
S&P 500*	100.00	88.11	68.64	88.33	97.94	102.74
NASDAQ Composite	100.00	79.18	54.44	82.09	89.59	91.54
Mid-Atlantic Custom Peer Group**	100.00	118.58	149.09	200.81	225.74	222.32

NOTE: The Mid-Atlantic Custom Peer Group consists of Mid-Atlantic commercial banks with assets less than $1 billion.

Source: SNL Financial LC, Charlottesville, VA

OTHER INFORMATION RELATING TO DIRECTORS AND EXECUTIVE OFFICERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than 10% of the Company’s common stock, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on the Company’s review of the copies of the reports it has received and written representations provided to it from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in the Company’s common stock during the year ended December 31, 2005, except for Director Tama who did not file a Form 4 timely due to an administrative error.

Transactions with Management

Loans and Extensions of Credit. The Sarbanes-Oxley Act generally prohibits loans by the Bank to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by the Bank to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk or repayment or present other unfavorable features. The Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public. Notwithstanding this rule, federal regulations permit the Bank to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee.

In addition, any loan to a director that would cause his/her aggregate loan relationship to exceed $200,000 must be approved in advance by a majority of the disinterested members of the Board of Directors. Any loan to an executive officer in the aggregate greater than $100,000 will be approved in advance by a majority vote of the Board of Directors.

Other Transactions. During 2005, the law firm of which Director R. Lowell Coolidge was an officer and/or partner, rendered services or sold products to the Company and/or the Bank in the normal course of business. The law firm of Walrath and Coolidge received $68,093.30 for legal services rendered to the Company and/or Bank in 2005.

Total loans outstanding from the Company and the Bank at December 31, 2005, to the Company’s and the Bank’s officers, directors and nominees as a group and members of their immediate families and companies in which they had an ownership interest of 10% or more was $2,792,044.79, or approximately 6.7% of the total equity capital of the Bank. Loans to such persons were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features. The aggregate amount of indebtedness outstanding as of the latest practicable date, February 28, 2006, to the above described group was $2,989,903.00.

SUBMISSION OF SHAREHOLDER PROPOSALS AND NOMINATIONS

Shareholder Proposals. The Company must receive proposals that shareholders seek to include in the Proxy Statement for the Company’s next annual meeting no later than November 8, 2006. If next year’s annual meeting is held on a date more than 30 calendar days from April 17, 2007, a shareholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such annual meeting. Any shareholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

Shareholder Nominations. The Company’s Bylaws provide that in order for a shareholder to make nominations for the election of directors, a shareholder must deliver notice of such nominations and/or proposals to the Secretary not less than 90 days and not more than 120 days prior to the date of the annual meeting. A copy of the Bylaws may be obtained from the Company.

SHAREHOLDER COMMUNICATIONS

The Company encourages shareholder communications to the Board of Directors and/or individual directors. Communications regarding financial or accounting policies may be made to the Chairman of the Audit and Examination Committee, E. Gene Kosa, at First Citizens National Bank, 15 South Main Street, Mansfield, Pennsylvania 16933. Other communications to the Board of Directors may be made to the Chairman of the Governance and Nominations Committee, Mark L. Dalton, at First Citizens National Bank, 15 South Main Street, Mansfield, Pennsylvania 16933. Communications to individual directors may be made to such director at the principal office at 15 South Main Street, Mansfield, Pennsylvania 16933.

MISCELLANEOUS

The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Company common stock. In addition to soliciting proxies by mail, directors, officers and regular employees of the Company may solicit proxies personally, by email or by telephone without receiving additional compensation.

The Company’s Annual Report to Shareholders has been mailed to persons who were shareholders as of the close of business on March 1, 2006. Any shareholder who has not received a copy of the Annual Report may obtain a copy by writing to the Treasurer of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated in this Proxy Statement by reference.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, WITHOUT EXHIBITS, FOR THE YEAR ENDED DECEMBER 31, 2005, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO PERSONS WHO WERE SHAREHOLDERS AS OF THE CLOSE OF BUSINESS ON MARCH 1, 2006 UPON WRITTEN REQUEST TO MICKEY L. JONES, TREASURER, CITIZENS FINANCIAL SERVICES, INC., 15 SOUTH MAIN STREET, MANSFIELD, PENNSYLVANIA 16933-1590.

If you and others who share your address own shares in street name, your broker or other holder of record may be sending only one Annual Report and Proxy Statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a shareholder residing at such an address wishes to receive a separate Annual Report or Proxy Statement in the future, he or she should contact the broker or other holder of record. If you own your shares in street name and are receiving multiple copies of our Annual Report and Proxy Statement, you can request householding by contacting your broker or other holder of record.

Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.

BY ORDER OF THE BOARD OF DIRECTORS

Randall E. Black
CHIEF EXECUTIVE OFFICER AND PRESIDENT

Mansfield, Pennsylvania
March 15, 2006

EXHIBIT A

CITIZENS FINANCIAL SERVICES, INC.

2006 RESTRICTED STOCK PLAN

CITIZENS FINANCIAL SERVICES, INC.

2006 RESTRICTED STOCK PLAN

ARTICLE 1.   PURPOSE OF THE PLAN; TYPES OF AWARDS

1.1   Purpose. The Citizens Financial Services, Inc. 2006 Restricted Stock Plan is intended to provide selected Employees and Non-Employee Directors of Citizens Financial Services, Inc. and its Subsidiaries with an opportunity to acquire Common Stock of the Corporation. The Plan is designed to help the Corporation attract, retain and motivate Employees and Non-Employee Directors to make substantial contributions to the success of the Corporation’s business and the businesses of its Subsidiaries. Awards will be granted under the Plan based, among other things, on a participant’s level of responsibility and performance.

1.2   Authorized Plan Awards. The Corporation may grant Restricted Stock Awards within the limitations of the Plan herein described.

ARTICLE 2.   DEFINITIONS

2.1   “Agreement.” A written or electronic agreement between the Corporation and a Participant evidencing the grant of a Restricted Stock Award. A Participant may be issued one or more Agreements from time to time, reflecting one or more Restricted Stock Awards.

2.2   “Board.” The Board of Directors of the Corporation.

2.3   “Change in Control.” Except as otherwise provided in an Agreement, the first to occur of any of the following events:

(a)   any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), except for any of the Corporation’s employee benefit plans, or any entity holding the Corporation’s voting securities for, or pursuant to, the terms of any such plan (or any trust forming a part thereof) (the “Benefit Plan(s)”), is or becomes the beneficial owner, directly or indirectly, of the Corporation’s securities representing 19.9% or more of the combined voting power of the Corporation’s then outstanding securities other than pursuant to a transaction excepted in Clause (d);

(b)   there occurs a contested proxy solicitation of the Corporation’s shareholders that results in the contesting party obtaining the ability to vote securities representing 19.9% or more of the combined voting power of the Corporation’s then outstanding securities;

(c)   a binding written agreement is executed providing for a sale, exchange, transfer or other disposition of all or substantially all of the assets of the Corporation to another entity, except to an entity controlled directly or indirectly by the Corporation;

(d)   the shareholders of the Corporation approve a merger, consolidation, or other reorganization of the Corporation, unless:

(i)   under the terms of the agreement providing for such merger, consolidation or reorganization, the shareholders of the Corporation immediately before such merger, consolidation or reorganization, will own, directly or indirectly immediately following such merger, consolidation or reorganization, at least 51% of the combined voting power of the outstanding voting securities of the Corporation resulting from such merger, consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation or reorganization;

(ii)   under the terms of the agreement providing for such merger, consolidation or reorganization, the individuals who were members of the Board immediately prior to the execution of such agreement will constitute at least 51% of the members of the board of directors of the Surviving Corporation after such merger, consolidation or reorganization; and

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(iii)   based on the terms of the agreement providing for such merger, consolidation or reorganization, no Person (other than (A) the Corporation or any Subsidiary of the Corporation, (B) any Benefit Plan, (C) the Surviving Corporation or any Subsidiary of the Surviving Corporation, or (D) any Person who, immediately prior to such merger, consolidation or reorganization had beneficial ownership of 19.9% or more of the then outstanding voting securities) will have beneficial ownership of 19.9% or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities;

(e)   a plan of liquidation or dissolution of the Corporation, other than pursuant to bankruptcy or insolvency laws, is adopted; or

(f)   during any period of two consecutive years, individuals, who at the beginning of such period, constituted the Board cease for any reason to constitute at least a majority of the Board unless the election, or the nomination for election by the Corporation’s shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

Notwithstanding Clause (a), a Change in Control shall not be deemed to have occurred if a Person becomes the beneficial owner, directly or indirectly, of the Corporation’s securities representing 19.9% or more of the combined voting power of the Corporation’s then outstanding securities solely as a result of an acquisition by the Corporation of its voting securities which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 19.9% or more of the combined voting power of the Corporation’s then outstanding securities; provided, however, that if a Person becomes a beneficial owner of 19.9% or more of the combined voting power of the Corporation’s then outstanding securities by reason of share purchases by the Corporation and shall, after such share purchases by the Corporation, become the beneficial owner, directly or indirectly, of any additional voting securities of the Corporation (other than as a result of a stock split, stock dividend or similar transaction), then a Change in Control of the Corporation shall be deemed to have occurred with respect to such Person under Clause (a). In no event shall a Change in Control of the Corporation be deemed to occur under Clause (a) with respect to Benefit Plans.

2.4   “Code.” The Internal Revenue Code of 1986, as amended.

2.5   “Code of Conduct.” The policies and procedures related to employment of employees by the Corporation or a Subsidiary set forth in the Corporation’s employee handbook. The Code of Conduct may be amended and updated at any time. The term “Code of Conduct” shall also include any other policy or procedure that may be adopted by the Corporation or a Subsidiary and communicated to Employees and Non-Employee Directors of the Corporation or a Subsidiary.

2.6   “Committee.” The Compensation/Human Resource Committee of the Board.

2.7   “Common Stock.” The common stock of the Corporation (par value $1.00 per share) as described in the Corporation’s Articles of Incorporation, or such other stock as shall be substituted therefore.

2.8   “Corporation.” Citizens Financial Services, Inc., a Pennsylvania corporation.

2.9   “Employee.” Any common law employee of the Corporation or a Subsidiary. An Employee does not include any individual who: (i) does not receive payment for services directly from the Corporation’s or a Subsidiary’s payroll; (ii) is employed by an employment agency that is not a Subsidiary; or (iii) who renders services pursuant to a written arrangement that expressly provides that the service provider is not eligible for participation in the Plan, regardless if such person is later determined by the Internal Revenue Service or a court of law to be a common law employee.

2.10   “Exchange Act.” The Securities Exchange Act of 1934, as amended.

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2.11   “Participant.” An Employee or Non-Employee Director to whom a Restricted Stock Award has been awarded and remains outstanding.

2.12   “Performance Criteria.” Any objective determination based on one or more of the following areas of performance of the Corporation, a Subsidiary, or any division, department or group of either which includes, but is not limited to: (a) earnings, (b) cash flow, (c) revenue, (d) financial ratios, (e) market performance, (f) shareholder return, (g) operating profits (including earnings before interest, taxes, depreciation and amortization), (h) earnings per share, (i) return on assets, (j) return on equity, (k) return on investment, (l) stock price, (m) asset quality, (n) expense reduction, (o) systems conversion, (p) special projects as determined by the Committee, and (q) acquisition integration initiatives. Performance Criteria shall be established by the Committee prior to the issuance of a Performance Grant.

2.13   “Performance Goal.” One or more goals established by the Committee, with respect to a Restricted Stock Award intended to constitute a Performance Grant, that relate to one or more Performance Criteria. A Performance Goal shall relate to such period of time, not less than one year (unless coupled with a vesting schedule of at least one year) or more than five years, as may be specified by the Committee at the time of the awarding of a Performance Grant.

2.14   “Performance Grant.” A Restricted Stock Award, the vesting or receipt without restriction of which, is conditioned on the satisfaction of one or more Performance Goals.

2.15   “Plan.” The Citizens Financial Services, Inc. 2006 Restricted Stock Plan.

2.16   “Restricted Stock Award.” An award of Common Stock pursuant to the provisions of the Plan, which award is subject to such restrictions and other conditions, including achievement of one or more performance goals, as may be specified by the Committee at the time of such award.

2.17   “Retirement.” The termination of a Participant’s employment or service as a Non-Employee Director following the first day of the month coincident with or next following attainment of age 70, or attainment of age 55 and the completion of five (5) years service.

2.18   “Securities Act.” The Securities Act of 1933, as amended.

2.19   “Subsidiary.” A subsidiary corporation, as defined in Code Section 424(f), that is a subsidiary of the Corporation.

2.20   “Termination or Dismissal For Cause.” Termination of an Employee by the Corporation or a Subsidiary or dismissal of a Non-Employee Director from the Board after:

(a)   any government regulatory agency recommends or orders in writing that the Corporation or a Subsidiary terminate the employment of such Employee or service as a Non-Employee Director or relieve him or her of his or her duties;

(b)   such Employee or Non-Employee Director is convicted of or enters a plea of guilty or nolo contendere to a felony, a crime of falsehood, or a crime involving fraud or moral turpitude, or the actual incarceration of the Employee or Non-Employee Director for a period of 45 consecutive days;

(c)   a determination by the Committee that such Employee willfully failed to follow the lawful instructions of the Board or any officer of the Corporation or a Subsidiary after such Employee’s receipt of written notice of such instructions, other than a failure resulting from the Employee’s incapacity because of physical or mental illness;

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(d)   a determination by the Committee that the willful or continued failure by such Employee or Non-Employee Director to substantially and satisfactorily perform his or her duties with the Corporation or a Subsidiary (other than any such failure resulting from the Employee or Non-Employee Director being “disabled” (as defined in the Corporation’s group long term disability policy) or as a result of physical or mental illness), within a reasonable period of time after a demand for substantial performance or notice of lack of substantial or satisfactory performance is delivered to the Employee or Non-Employee Director, which demand identifies the manner in which the Employee or Non-Employee Director has not substantially or satisfactorily performed his or her duties; or

(e)   a determination by the Committee that such Employee or Non-Employee Director has failed to conform to the Corporation’s Code of Conduct.

For purposes of the Plan, no act, or failure to act, on a Employee’s or Non-Employee Director’s part shall be deemed “willful” unless done, or omitted to be done, by such Employee or Non-Employee Director not in good faith and without reasonable belief that such Employee’s or Non-Employee Director’s action or omission was in the best interest of the Corporation or a Subsidiary.

ARTICLE 3.   ADMINISTRATION

3.1   The Committee. The Plan shall be administered by the Committee, which Committee shall be composed of two or more members of the Board, all of whom are (a) “Non-Employee Directors” as such term is defined under the rules and regulations adopted from time to time by the Securities and Exchange Commission pursuant to Section 16(b) of the Exchange Act, and (b) “Outside Directors” within the meaning of Code Section 162(m). The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board.

3.2   Powers of the Committee.

(a)   The Committee shall be vested with full authority to make such rules and regulations as it deems necessary or desirable to administer the Plan and to interpret the provisions of the Plan, subject to the review and approval by a majority of the disinterested members of the Board. Any determination, decision, or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive, and binding upon all Participants and any person claiming under or through a Participant, subject to the review and approval by a majority of the disinterested members of the Board.

(b)   Subject to the terms, provisions, and conditions of the Plan and subject to review and approval by a majority of the disinterested members of the Board, the Committee shall have exclusive jurisdiction to:

(i)   determine and select the Employees and Non-Employee Directors to be granted Restricted Stock Awards (it being understood that more than one Restricted Stock Award may be granted to the same person);

(ii)   determine the number of shares subject to each Restricted Stock Award;

(iii)   determine the date or dates when the Restricted Stock Awards will be granted;

(iv)   determine the Performance Criteria and establish Performance Goals with respect thereto, to be applied to a Restricted Stock Award; and

(v)   prescribe the form, which shall be consistent with the Plan document, of the Agreement evidencing any Restricted Stock Awards granted under the Plan.

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3.3   Liability. No member of the Board or the Committee shall be liable for any action or determination made in good faith by the Board or the Committee with respect to this Plan or any Restricted Stock Awards granted under this Plan.

3.4   Establishment and Certification of Performance Goals. The Committee shall establish, prior to grant, Performance Goals with respect to each Restricted Stock Award intended to constitute a Performance Grant. Except as may otherwise be provided in Article 6 hereof, no share of Common Stock subject to a Restricted Stock Award that is intended to constitute a Performance Grant shall be released to a Participant until the Performance Goal or Goals applicable thereto is or are satisfied.

3.5   No Waiver of Performance Goals. The Committee or the Board shall not waive any Performance Goal or Goals with respect to the grant of any Restricted Stock Award hereunder.

3.6   Performance Grants Not Mandatory. Nothing herein shall be construed as requiring that any Restricted Stock Award be made a Performance Grant.

ARTICLE 4.   COMMON STOCK SUBJECT TO THE PLAN

4.1   Common Stock Authorized. The initial total aggregate number of shares of Common Stock subject to Restricted Stock Awards shall not exceed 100,000. The limitation established by the preceding sentence shall be subject to adjustment as provided in Article 7.

4.2   Shares Available. The Common Stock to be issued under the Plan shall be the Corporation’s Common Stock which shall be made available at the discretion of the Board, either from authorized but unissued Common Stock or from Common Stock acquired by the Corporation, including shares purchased in the open market. In the event that any outstanding Restricted Stock Award under the Plan for any reason expires, terminates, or is forfeited, the shares of Common Stock allocable to such expiration, termination, or forfeiture may thereafter again be made subject to a Restricted Stock Award under the Plan.

ARTICLE 5.   ELIGIBILITY

5.1   Participation. Restricted Stock Awards shall be granted by the Committee only to persons who are Employees and Non-Employee Directors.

ARTICLE 6.   TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS

6.1   In General. Each Restricted Stock Award shall be subject to such terms and conditions as may be specified in the Agreement issued to a Participant to evidence the grant of such Restricted Stock Award. Subject to Section 3.6, a Restricted Stock Award shall be subject to a vesting schedule or Performance Goals, or both.

6.2   Minimum Vesting Period for Certain Restricted Stock Awards. Each Restricted Stock Award granted to a Participant shall be fully exercisable (i.e., become 100% vested) only after the earlier of the date on which (i) the Participant has completed one year of continuous employment with, or service with respect to, the Corporation or a Subsidiary immediately following the date of the Restricted Stock Award (or such later date as may be specified in an Agreement, including a date that may be tied to the satisfaction of one or more Performance Goals), provided, however, that Restricted Stock Awards may be made, in the discretion of a majority of the disinterested members of the Board, to a Non-Employee Director without any such continuous service requirement; (ii) unless otherwise provided in an Agreement, a Change in Control occurs; or (iii) unless otherwise provided in an Agreement, the Participant’s death, being “disabled” (as defined in the Corporation’s group long term disability policy), or Retirement.

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6.3   Waiver of Vesting Period for Certain Restricted Stock Awards. In the event that a Participant’s employment or service as a Non-Employee Director is terminated and the Committee deems it equitable to do so, the Committee may, in its discretion and subject to the approval of a majority of the disinterested members of the Board, waive any minimum vesting period (but not any Performance Goal or Goals) with respect to a Restricted Stock Award held by such Participant. Any such waiver may be made with retroactive effect, provided it is made within 60 days following such Participant’s termination of employment or service as a Non-Employee Director.

6.4   Issuance and Retention of Share Certificates By Corporation. One or more share certificates shall be issued upon the grant of a Restricted Stock Award; but until such time as the shares of Common Stock subject to such Restricted Stock Award shall vest or otherwise become distributable by reason of satisfaction of one or more Performance Goals, the Corporation shall retain such share certificates.

6.5   Stock Powers. At the time of the grant of a Restricted Stock Award, the Participant to whom the grant is made shall deliver such stock powers, endorsed in blank, as may be requested by the Corporation.

6.6   Release of Shares. Within 30 days following the date on which a Participant becomes entitled under an Agreement to receive shares of Common Stock, the Corporation shall deliver to him or her a certificate evidencing the ownership of such shares, together with an amount of cash (without interest) equal to the dividends that have been paid on such shares with respect to record dates occurring on and after the date of the related Restricted Stock Award.

6.7   Forfeiture of Restricted Stock Awards. In the event of the forfeiture of a Restricted Stock Award, by reason of a Participant’s termination of employment or termination of service as a Non-Employee Director prior to vesting, the failure to achieve a Performance Goal or otherwise, the Corporation shall take such steps as may be necessary to cancel the affected shares and return the same to its treasury.

6.8   Assignment, Transfer, Etc. of Restricted Stock Rights. The potential rights of a Participant to shares of Common Stock subject to a Restricted Stock Award may not be assigned, transferred, sold, pledged, hypothecated, or otherwise encumbered or disposed of until such time as unrestricted certificates for such shares are received by him or her.

ARTICLE 7.   ADJUSTMENT PROVISIONS

7.1   Share Adjustments.

(a)   In the event that the shares of Common Stock of the Corporation, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation, or if the number of such shares of Common Stock shall be changed through the payment of a stock dividend, stock split, or reverse stock split, then (i) the shares of Common Stock authorized hereunder to be made the subject of Restricted Stock Awards, (ii) the shares of Common Stock then subject to outstanding Restricted Stock Awards, (iii) the nature and terms of the shares of stock or securities subject to Restricted Stock Awards hereunder shall be increased, decreased, or otherwise changed to such extent and in such manner as may be necessary or appropriate to reflect any of the foregoing events.

(b)   If there shall be any other change in the number or kind of the outstanding shares of the Common Stock of the Corporation, or of any stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, and if a majority of the disinterested members of the Board shall, in its sole discretion, determine that such change equitably requires an adjustment in any Restricted Stock Award which was theretofore granted or which may thereafter be granted under the Plan, then such adjustment shall be made in accordance with such determination.

(c)   The grant of a Restricted Stock Award pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, to merge, to consolidate, to dissolve, to liquidate, or to sell or transfer all or any part of its business or assets.

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7.2   Corporate Changes. A liquidation or dissolution of the Corporation, a merger or consolidation in which the Corporation is not the surviving Corporation or a sale of all or substantially all of the Corporation’s assets, shall cause each outstanding Restricted Stock Award to terminate, except to the extent that another corporation may and does, in the transaction, assume and continue the Restricted Stock Award or substitute its own awards.

7.3   Fractional Shares. Fractional shares resulting from any adjustment in Restricted Stock Awards pursuant to this Article may be settled as the Committee shall determine.

7.4   Binding Determination. To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by a majority of the disinterested members of the Board, whose determination in that respect shall be final, binding and conclusive. Notice of any adjustment shall be given by the Corporation to each holder of a Restricted Stock Award which shall have been so adjusted.

ARTICLE 8.   GENERAL PROVISIONS

8.1   Effective Date. The Plan shall become effective upon the approval of the Plan by the shareholders of the Corporation within 12 months of adoption by the Board.

8.2   Termination of the Plan. Unless previously terminated by the Board, the Plan shall terminate on, and no Restricted Stock Award shall be granted after, the day immediately preceding the tenth anniversary of its adoption by the Board.

8.3   Limitation on Termination, Amendment or Modification.

(a)   The Board may at any time terminate, amend, modify or suspend the Plan, provided that, without the approval of the shareholders of the Corporation, no amendment or modification shall be made solely by the Board which:

(i)   increases the maximum number of shares of Common Stock as to which Restricted Stock Awards may be granted under the Plan (except as provided in Section 7.1);

(ii)   changes the class of eligible Participants; or

(iii)   otherwise requires the approval of shareholders under applicable state law or under applicable federal law to avoid potential liability or adverse consequences to the Corporation or a Participant.

(b)   No amendment, modification, suspension or termination of the Plan shall in any manner affect any Restricted Stock Award theretofore granted under the Plan without the consent of the Participant or any person validly claiming under or through the Participant.

8.4   No Right to Grant of Award or Continued Employment or Service. Nothing contained in this Plan or otherwise shall be construed to (a) require the grant of a Restricted Stock Award to an individual who qualifies as an Employee or Non-Employee Director, or (b) confer upon a Participant any right to continue in the employ or service of the Corporation or any Subsidiary or limit in any respect the right of the Corporation or of any Subsidiary to terminate the Participant’s employment or service at any time and for any reason.

8.5   No Obligation. No exercise of discretion under this Plan with respect to an event or person shall create an obligation to exercise such discretion in any similar or same circumstance, except as otherwise provided or required by law.

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8.6   Withholding Taxes.

(a)   Subject to the provisions of Subsection (b), the Corporation will require, where sufficient funds are not otherwise available, that a Participant who is an Employee pay or reimburse to it any withholding taxes at such time as withholding is required by law.

(b)   With the permission of the Committee, a Participant who is an Employee may satisfy the withholding obligation described in Subsection (a), in whole or in part, by electing to have the Corporation withhold shares of Common Stock (otherwise issuable to him or her) having a fair market value equal to the amount required to be withheld. An election by a Participant who is an Employee to have shares withheld for this purpose shall be subject to such conditions as may then be imposed thereon by any applicable securities law.

8.7   Listing and Registration of Shares.

(a)   No Common Stock share certificate shall be delivered, if at any relevant time the Committee determines in its discretion that the listing, registration or qualification of the shares of Common Stock subject to a Restricted Stock Award on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, such Restricted Stock Award, until such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

(b)   If a registration statement under the Securities Act with respect to the shares issuable under the Plan is not in effect at any relevant time, as a condition of the issuance of the shares, a Participant (or any person claiming through a Participant) shall give the Committee a written or electronic statement, satisfactory in form and substance to the Committee, that he or she is acquiring the shares for his or her own account for investment and not with a view to their distribution. The Corporation may place upon any stock certificate for shares issued under the Plan the following legend or such other legend as the Committee may prescribe to prevent disposition of the shares in violation of the Securities Act or other applicable law:

‘THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (“ACT”) AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THEM UNDER THE ACT OR A WRITTEN OPINION OF COUNSEL FOR THE CORPORATION THAT REGISTRATION IS NOT REQUIRED.’

8.8   Disinterested Director. For purposes of this Plan, a director shall be deemed “disinterested” if such person could qualify as a member of the Committee under Section 3.1.

8.9   Gender; Number. Words of one gender, wherever used herein, shall be construed to include each other gender, as the context requires. Words used herein in the singular form shall include the plural form, as the context requires, and vice versa.

8.10   Applicable Law. Except to the extent preempted by federal law, this Plan document, and the Agreements issued pursuant hereto, shall be construed, administered, and enforced in accordance with the domestic internal law of the Commonwealth of Pennsylvania.

8.11   Headings. The headings of the several articles and sections of this Plan document have been inserted for convenience of reference only and shall not be used in the construction of the same.

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Annex A

REVOCABLE PROXY
CITIZENS FINANCIAL SERVICES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The shareholder signing this proxy card appoints Terry B. Osborne and Thomas C. Lyman, or either of them acting in the absence of the other, as proxyholders, each with the power to appoint his substitute, and authorizes them to represent and to vote, as designated below, all of the shares of the common stock, $1.00 par value per share, of Citizens Financial Services, Inc. that the shareholder holds of record on March 1, 2006, at the Annual Meeting of Shareholders of Citizens Financial Services, Inc. to be held on April 18, 2006, and at any adjournment thereof.

THIS PROXY, WHEN PROPERLY SIGNED BY YOU, WILL BE VOTED IN THE MANNER YOU DIRECT ON THIS CARD. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE LISTED NOMINEES IN THE ELECTION OF DIRECTORS, FOR THE OTHER TWO LISTED PROPOSALS, AND IN THE DISCRETION OF THE PROXYHOLDERS NAMED IN THIS PROXY UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT.

THIS PROXY MAY BE REVOKED BY YOU AT ANY TIME BEFORE IT IS VOTED AT THE ANNUAL MEETING.

(THIS PROXY CARD MUST BE VOTED, SIGNED AND DATED
ON THE OTHER SIDE)

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”
ALL OF THE MATTERS BELOW.

1. (a) Election of Class 3 Directors:

NOMINEES:	01 - E. Gene Kosa; 02 - R. Joseph Landy; 03 - Roger C. Graham, Jr.; 04 - Robert W. Chappell
[ ]	FOR all nominees listed (except as marked to the contrary below)

[ ]	WITHHOLD authority to vote for all nominees listed

(INSTRUCTION: To withhold authority to vote for one or more individual nominees, write the nominees’ names or numbers on the line below.)

(b) Election of Class 1 Director:

NOMINEE:	Rinaldo A. DePaola

[ ]	FOR the nominee listed

[ ]	WITHHOLD authority to vote for the nominee listed

2.	Proposal to approve the Citizens Financial Services, Inc. 2006 Restricted Stock Plan.

[ ]	For	[ ]	Against	[ ]	Abstain

3.	Proposal to ratify the appointment of S.R. Snodgrass, A.C., Certified Public Accountants, as independent auditor for the Company for the fiscal year ending December 31, 2006.

[ ]	For	[ ]	Against	[ ]	Abstain

I/We hereby acknowledge the receipt, prior to the signing of this Proxy, of a Notice of Annual Meeting of Shareholders of Citizens Financial Services, Inc. called for April 18, 2006, an attached Proxy Statement for the Annual Meeting and a 2005 Annual Report.

DATE: _________________, 2006  _____________________________
Signature

_____________________________
Signature

Please sign exactly as your name appears on the other side and print the date on which you sign the proxy in the spaces provided above. If signed on behalf of a corporation, please sign in corporate name by an authorized officer. If signing as a representative, please give full title as such. For joint accounts, only one owner is required to sign.

Luncheon Reservation
ཬ I will attend the luncheon, please include my reservation for   person(s)
ཬ I will be unable to attend the luncheon